EXHIBIT 99.1

                                       Contact:
                                       Mr. Christopher 'Arnaud-Taylor
                                       Chairman and Chief Executive Officer
                                       1185 Avenue of the Americas, 20th Floor
                                       New York, New York 10036
                                       (646) 723-4000

          For Immediate Release

                         XETHANOL CORPORATION ANNOUNCES

                         REVERSE MERGER WITH ZEN POTTERY


        MERGER COINCIDES WITH PRIVATE PLACEMENT OF MORE THAN $3.0 MILLION
                                IN COMMON STOCK


         New York, New York, February 2, 2005 - Xethanol Corporation, a leader in the emerging waste-to-ethanol industry, today announced the closing of a private placement of more than $3.0 million and the simultaneous stock-for-stock merger with Zen Pottery Equipment, Inc., a publicly-traded company. The combined company will now operate under the name Xethanol Corporation and will assume and execute Xethanol's business plan as its sole business going forward. Xethanol will retain its senior management team, led by Christopher d'Arnaud-Taylor, its Chairman and Chief Executive Officer. Xethanol's shares will be listed on the Over-the-Counter (OTC) Bulletin Board initially under the trading symbol ZPYE.OB. Following the closing of the private placement and merger, Xethanol will have approximately 13.1 million outstanding shares of common stock.

         Today's private placement and merger transaction will enable Xethanol to expand its capacity and capitalize on favorable market, political, environmental and pricing trends for ethanol.

         Mr. d'Arnaud-Taylor stated, "The merger with Zen Pottery provides Xethanol with a public company platform to support future growth through co-located joint ventures with waste generators and processors and through acquisitions. The concurrent stock placement also

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provides an important new
source of funding for the continued commercialization of Xethanol's advanced bio-technologies to lower the cost of ethanol production from both corn and non-corn feedstocks.

         Previously, in January 2005, Xethanol completed a $5.0 million senior secured royalty income note financing in connection with the purchase and upgrade of its second ethanol plant in Iowa.

         About Xethanol

         Xethanol is a leader in the emerging waste-to-ethanol industry. Xethanol's mission is to convert waste that is currently being abandoned or land-filled into ethanol and other valuable co-products. Xethanol's strategy is to deploy proprietary bio-technologies that will extract and ferment the sugars trapped in these waste concentrations with small footprint, low-capital cost and low-operating cost technology platforms that can rapidly and economically be deployed to the waste site. Xethanol's value proposition is that it can produce ethanol and valuable co-products more efficiently than conventional corn-based ethanol processors, and Xethanol's plants will be located closer to the ethanol-consuming markets. Xethanol owns and operates two ethanol production facilities located in Iowa.

         Spencer G. Feldman of law firm Greenberg Traurig, LLP, represented Xethanol in the private placement and merger transactions.

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CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING INFORMATION
WITHIN THE MEANING OF RULE 175 UNDER THE SECURITIES ACT OF 1933 AND RULE 3B-6 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THOSE RULES. ALL STATEMENTS, OTHER THAN STATEMENTS OF FACT, INCLUDED IN THIS RELEASE, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING POTENTIAL FUTURE PLANS AND OBJECTIVES OF THE COMPANIES, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS. TECHNICAL

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COMPLICATIONS THAT MAY ARISE COULD PREVENT THE PROMPT IMPLEMENTATION OF ANY
STRATEGICALLY SIGNIFICANT PLAN(S) OUTLINED ABOVE. THE COMPANY CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE FURTHER QUALIFIED BY OTHER FACTORS INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH IN CURRENT AND PERIODIC REPORTS AND OTHER DOCUMENTS TO BE FILED BY XETHANOL CORPORATION WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. XETHANOL CORPORATION UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

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